EXHIBIT 1

                      Clal Industries and Investments Ltd.
                            (as of September 6, 2007)

Citizenship is same as country of address, unless otherwise noted.

NAME & ADDRESS                                POSITION                          CURRENT PRINCIPAL OCCUPATION
--------------                                --------                          ----------------------------
Nochi Dankner                                 Chairman of the Board of          Chairman and Chief Executive Officer of IDB
3 Azrieli Center, the Triangular Tower 44th   Directors and Co-Chief            Holdings; Chairman of IDB Development Clal
floor, Tel Aviv 67023, Israel                 Executive                         Industries and Investments Ltd and  DIC;
                                                                                director of Companies.

Avi Fischer                                   Director                          Executive Vice President of IDB Holdings;
3 Azrieli Center, the Triangular Tower 45th                                     Deputy  Chairman of IDB Development;
floor, Tel Aviv 67023, Israel                                                   Co-Chief Executive Officer of Clal
                                                                                Industries and Investments Ltd.

Refael Bisker                                 Director                          Chairman of Property and Building
3 Azrieli Center, the Triangular Tower 44th                                     Corporation Ltd.
floor, Tel Aviv 67023, Israel

Marc Schimmel*                                Director                          Director of UKI Investments
54-56 Euston St., London NW1  U.K.

Yecheskel Dovrat                              Director                          Economic consultant and director of
1 Nachshon St., Ramat Hasharon, Israel.                                         companies.

Eliahu Cohen                                  Director                          Chief Executive Officer of IDB Development.
3 Azrieli Center, the Triangular Tower 44th
floor, Tel Aviv 67023, Israel

Shay Livnat                                   Director                          President of Zoe Holdings Ltd.
31st HaLechi St., Bnei Brak 51200, Israel

David Leviatan                                Director                          Director of Companies.
18 Mendele St., Herzeliya, Israel

Alicia Rotbard                                External Director                 Chief Executive Officer of Doors
6 Rosenblum St.                                                                 Information Systems Inc.
#6101 Sea&Sun, Tel Aviv, Israel

Nachum Langental                              External Director                 Director of companies
3 Jabotinski St., Ramat Gan, Israel


                                Page 1 of 2 pages

**Isaac Manor                                 Director                          Chairman of companies in the motor vehicle
Director                                                                        sector of the David Lubinski Ltd. Group.
26 Hagderot St., Savion

**Dori Manor                                  Director                          Chairman of companies in the motor vehicle
18 Hareches St., Savion                                                         sector of the David Lubinski Ltd. Group.

Adiel Rosenfeld                               Director                          Representative in Israel of Aktiva group.
42 Ha'Alon St., Timrat 23840, Israel

Zvi Livnat,                                   Co- Chief Executive               Co- Chief Executive of Clal Industries and
3 Azrieli Center, the Triangular Tower 45th                                     Investments Ltd.
floor, Tel Aviv 67023, Israel

Nitsa Einan,                                  Vice President and General        General Counsel of Clal Indistries and
3 Azrieli Center, the Triangular Tower 45th   Counsel                           Investments Ltd.
floor, Tel Aviv 67023, Israel

Yehuda Ben Ezra,                              Comptroller                       Comptroller of Clal Industries and
3 Azrieli Center, the Triangular Tower 45th                                     Investments Ltd.
floor, Tel Aviv 67023, Israel

Gonen Bieber,***                              Vice President and Financial      Financial Manager of Clal Industries and
3 Azrieli Center, the Triangular Tower 45th   Manager                           Investments Ltd.
floor, Tel Aviv 67023, Israel

Guy Rosen,                                    Vice President                    Vice President of Clal Industries and
3 Azrieli Center, the Triangular Tower 45th                                     Investments Ltd.
floor, Tel Aviv 67023, Israel

Boaz Simons,                                  Vice President                    Vice President of Clal Industries and
3 Azrieli Center, the Triangular Tower 45th                                     Investments Ltd.
floor, Tel Aviv 67023, Israel

*    Mr. Isaac Manor and Mr. Dori Manor are a dual citizen of Israel and French

**   Mr. Mark Schimmel is a citizen of Great Britain

***  Mr. Bieber is a dual citizen of Israel and the Republic of Germany.


                                Page 2 of 2 pages